Exhibit 10.3

WARRANT AMENDMENT AGREEMENT

THIS WARRANT AMENDMENT AGREEMENT (the “Agreement”) is made and entered into as of December 12, 2006, by and among KINTERA, INC., a Delaware corporation (the “Company”), and the Prior Investors (as such term is defined below) signatory hereto.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Existing Warrants (as such term is defined below).

WHEREAS, in connection with the Company’s private Common Stock financing pursuant to the terms of that certain Securities Purchase Agreement dated November 21, 2005, by and among the Company and the investors identified on the signature pages thereto (each, a “Prior Investor” and collectively, the “Prior Investors”), the Company issued Common Stock Warrants to the Prior Investors (each, an “Existing Warrant” and collectively, the “Existing Warrants”);

WHEREAS, in connection with the terms of the Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the investors signatory thereto (the “Purchase Agreement”), the Company has agreed, upon the terms of and subject to the conditions of the Purchase Agreement, to amend and restate certain terms of the Existing Warrants as set forth herein; and

WHEREAS, pursuant to the terms of the Existing Warrants, (a) any term of the Existing Warrants may be amended with the written consent of the Company and the Prior Investors holding a majority in interest of the shares of Common Stock issuable upon exercise of the Existing Warrants and (b) any amendment effected in accordance with the terms of the Existing Warrants shall be binding on upon each Prior Investor holding an Existing Warrant.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements contained herein, the Company and the undersigned Prior Investors, intending to be legally bound hereby, agree as follows:

1.             Amendment to Section 1.  Section 1 of the Existing Warrants is hereby amended by deleting the definition of “Exercise Price” in its entirety and replacing it with the following:

““Exercise Price” means $3.50, subject to adjustment in accordance with Section 9; provided, however, that if the Holder is an Investor (as such term is defined in that certain Securities Purchase Agreement, dated as of December 12, 2006, by and among the Company and investors listed a signatories thereto (the “2006 Purchase Agreement”)), then the “Exercise Price” shall mean $1.60, subject to adjustment in accordance with Section 9.”

2.             Amendment to Section 4(b).  Section 4(b)(i) of the Existing Warrants is hereby amended by deleting Section 4(b)(i) in its entirety and replacing it with the following:

“(i)  the VWAP of the Common Stock for each of 15 consecutive Trading Days, each following the date the Registration Statement is declared effective, is greater than $7.00 (the “Minimum Call VWAP”), as adjusted pursuant to Section 9; provided, however, that if the Holder is an Investor (as such term is defined in the 2006 Purchase Agreement), then the Minimum Call VWAP shall be $3.20, as adjusted pursuant to Section 9,”

3.             Entire Agreement.  Except as specifically set forth herein, all of the terms and provisions of the Existing Warrants shall remain unchanged, unmodified and in full force and effect, and the Existing Warrants shall be read together and construed with this Agreement.  This Agreement, together with the Existing Warrants as amended hereby, shall supercede and replace any prior agreement between the Company and the Prior Investors relating to the subject matter hereof

4.             Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

5.             Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.             Descriptive Headings.  Descriptive headings of the several sections of this Agreement are inserted or convenience only and shall not control or affect the meaning or construction of any of the provisions hereof

7.             Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

KINTERA, INC.,
a Delaware corporation

By:
Name: Harry E. Gruber, M.D.
Title: President and Chief Executive Officer

PRIOR INVESTOR

By:
Name:
Title:

Existing Warrant No:
Existing Warrant Shares:

[SIGNATURE PAGE TO WARRANT AMENDMENT AGREEMENT]